EXHIBIT 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:     INTERNET Go To: www.proxypush.com/ALTA Cast your vote online Have your Proxy Card ready P.O. BOX 8016, CARY, NC 27512-9903Follow the simple instructions to record your vote PHONE Call 1-866-221-8481 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTA    Altabancorp Special Meeting of Shareholders For Shareholders of record on [    ] DATE AND TIME: [                 ] PLACE: Special meeting to be held live via the Internet—please visit www.proxydocs.com/ALTA for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Adelaide Maudsley and Burke Gappmayer, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Altabancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Altabancorp

Special Meeting of Shareholders

Please make your marks like this: X Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	To consider and vote on a proposal to approve the Plan and Agreement of Merger, dated as of May 18, 2021 (the "merger agreement"), among Glacier Bancorp, Inc., Glacier Bank, Altabancorp, and Altabank. The merger agreement is attached as Appendix A to the proxy statement/prospectus.	☐	☐	☐	FOR
2.	To vote on an advisory (non-binding) proposal to approve the compensation that may become paid or payable to the named executive officers of Altabancorp that is based on or otherwise relates to the merger.	☐	☐	☐	FOR
3.	To approve one or more adjournments of the Altabancorp special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/ALTA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date